SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

April 6, 2005

PRESIDION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida (State or other jurisdiction of incorporation)	000-31489 (Commission File Number)	65-0832987 (IRS Employer Identification No.)

755 W. Big Beaver, Suite 1700, Troy, Michigan (Address of principal executive offices)	48084 (Zip code)

Registrant’s telephone number, including area code:	(248) 269-9600

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

      On January 6, 2005 registrant issued 2,500 shares of Series AA Preferred Stock with a stated value of $10,000 per share (the “Preferred Shares”) to Mirabilis Ventures, Inc., a Nevada corporation, (“Mirabilis”). In consideration for the issuance, Mirabilis transferred title to 32,500 pounds of precious metal concentrate having an appraised net market value of not less than $25 million, (the “Asset”).

      In order to allow registrant additional time to perform the independent audit and assay the Asset, the parties agreed that Mirabilis will not transfer or encumber the Preferred Shares until such time as registrant can independently confirm the value of the Asset.

      If registrant, in its sole discretion, does not receive an independent audit and a assay verifying that the Asset has the value required, Mirabilis will return such number of the Preferred Shares to registrant that will equal the actual value of the Asset conveyed to registrant, and until such valuation is completed, no dividends shall accrue on the Preferred Shares.

Item 9.01. Financial Statements and Exhibits.

      (a) Not applicable

      (b) Not applicable

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2005	Presidion Corporation
	By:	/s/ Craig A. Vanderburg
	Name:	Craig A. Vanderburg
	Title:	President, Chief Executive Officer and Director